Exhibit 99.1

Zion Oil & Gas Receives New Oil and Gas Exploration License Agreement from Israel

Zion drilling crew works to finish rig assembly at drill site for inspections.

DALLAS, Texas, and CAESAREA, Israel, December 3, 2020 /PRNewswire/ Zion Oil & Gas, Inc. (OTCQX: ZNOG) announces a new license agreement – “New Megiddo 428” – granted over the previous Megiddo-Jezreel license area in northern Israel.

“We are thankful for Israel’s unwavering support during these unprecedented times,” stated Zion Oil & Gas CEO, Robert Dunn. “Receiving a new license will allow Zion’s operations to continue drilling into 2021.”

NEW LICENSE AGREEMENT – “NEW MEGGIDO 428”

As of December 3, 2020, Israel’s Petroleum Commissioner granted Zion Oil & Gas a new license agreement from the State of Israel over the previous 99,000-acre license area.

The term of the new license agreement has been granted for six months.

Similar to previous Zion license agreements Israel’s Petroleum Commissioner has the authority to grant the New Megiddo 428 license.

The New Megiddo 428 license may be extended for an additional six months for a total license period of twelve months.

HAIFA
Sea
of
Galilee
SYRIA
ZEBULUN
ISSACHAR
MEGIDDO-JEZREEL
LICENSE
CAESAREA
99,000
ACRES
MANASSEH
(HEAD OF JOSEPH)
Mediterranean
Sea
TEL AVIV
GAD

Zion Oil & Gas License Area

OPERATIONAL HIGHLIGHTS

“Operationally, everything is coming together as planned,” Zion's VP of Operations, Monty Kness, expressed. “The crew morale is high and we’re all looking forward to spudding soon.”

All necessary drilling equipment and supplies have either arrived at the rig site or are in port going through final clearance procedures.

The drilling crew is working diligently to assemble the rig in time for Israeli governmental inspections which are scheduled for next week.

Zion rig and equipment loaded onto trucks at Haifa port on November 23 (top left),
Zion rig being assembled on pad site on November 24 (top right),

Zion Drilling crew on December 2 (bottom left),

Zion drill site location with equipment on December 2 (bottom right)

Zion Oil & Gas, a public company, traded on OTCQX Best Market, explores for oil and gas onshore in Israel on their 99,000-acre Megiddo-Jezreel license area.

“The Lord Himself goes before you and will be with you; He will never leave you nor forsake you. Do not be afraid; do not be discouraged.”

Deuteronomy 31:8

“Sing to the Lord, for he has done glorious things; let this be known to all the world. Shout aloud and sing for joy, people of Zion, for great is the Holy One of Israel among you.”

Isaiah 12:5-6

FORWARD-LOOKING STATEMENTS: Statements in this communication that are not historical fact, including, but not limited to, statements regarding Zion’s operations; Zion’s ability to continue as a going concern; operational risks in ongoing exploration efforts; the timing and completion of the processing, interpretation of the results and plans contingent thereon off the 3-D seismic survey; regulatory approvals needed for the rig’s erection, start-up, and operation; the effect, if any, of the coronavirus pandemic on the timing of the delivery, start-up and operation of the well, and liquidity for shareholders on OTCQX are forward-looking statements as defined in the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties, and other unpredictable factors, many of which are described in Zion’s periodic reports filed with the SEC and are beyond Zion’s control. These risks could cause Zion’s actual performance to differ materially from the results predicted by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Zion’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Zion’s filings with the SEC. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

Contact Info:

Andrew Summey

VP, Marketing and Investor Relations
Zion Oil & Gas, Inc. (OTCQX: ZNOG)
12655 North Central Expressway, Suite 1000, Dallas, TX 75243
Telephone: 888-891-9466
Email: info@zionoil.com
www.zionoil.com